Exhibit 99.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective as of December 1, 2006, by and between Cognizant Technology Solutions Corporation, a Delaware corporation (the “Company”), and Venetia Kontogouris (“Venetia”).

WHEREAS, the Company desires that Venetia provide certain consulting services to the Company commencing on January 1, 2007 (the “Effective Date”) on the terms and conditions contained in this Agreement, and Venetia wishes to provide such consulting services on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Venetia hereby mutually agree as follows:

1. Retention of Consultant. Subject to the terms and conditions of this Agreement, the Company hereby retains Venetia to perform consulting services in accordance with Section 3 hereof, and Venetia hereby agrees to render such services.

2. Term. Unless otherwise terminated in accordance with Section 10 hereof, Venetia shall perform the duties and services specified herein for a period commencing on the Effective Date and ending on October 2, 2007. The period during which Venetia is obligated to perform such duties and services is referred to herein as the “Consulting Term.”

3. Consulting Services. During the Consulting Term, Venetia shall perform such consulting services as may be reasonably requested of her from time to time by the Board of Directors of the Company, including, but not limited to, the provision of information to the Board of Directors concerning the information technology services industry. In addition, Venetia agrees, no more than once (unless mutually agreed otherwise) during the Consulting Term, to present to the Board of Directors and, if requested, to the Company’s executive officers, a summary of the competitive environment and emerging technologies in the information technology services sector. All of the consulting services rendered by Venetia to the Company in accordance with the terms of this Agreement are referred to herein as “Services.”

4. Compensation and Expenses. For consideration consisting solely of the consideration set forth in this Section 4, Venetia agrees to provide the Services hereunder. The Company shall take the necessary actions to ensure that (i) the unvested portion of Venetia’s option to purchase 10,000 shares of the Company’s Class A Common Stock granted under the Company’s 1999 Incentive Compensation Plan, as amended (the “1999 Plan”) (x) dated May 5, 2005 (the “2005 Grant”), shall continue to vest during the Consulting Term and (y) dated May 5, 2006 (the “2006 Grant” and, collectively with the 2005 Grant, the “Unvested Options”), shall continue to vest during the Consulting Term; provided that the portion of the 2006 Grant currently scheduled to vest May 5, 2008 shall vest October 2, 2007 and (ii) the Unvested Options and any other unexercised and vested options previously granted to Venetia under the 1999 Plan during her services as a director to the Company shall remain exercisable during the Consulting Term and for a period of 90 days following the end of the Consulting Term. In addition, the Company agrees to reimburse Venetia for all reasonable and pre-approved business expenses incurred by Venetia in rendering Services hereunder (including, without limitation, reasonable travel expenses), subject to the Company’s reimbursement policies in effect from time to time. Venetia agrees to maintain records of her business expenses in such form and detail as the Company may reasonably request and to make such records available to the Company as and when requested.

5. Agreement Not to Solicit or Hire Employees. Venetia agrees that, during the Consulting Term and for one (1) year thereafter, she will not, either directly or indirectly, on her own behalf or in the service or on behalf of others, solicit, divert or hire, attempt to solicit, divert or hire or induce or attempt to induce to discontinue employment with the Company or any subsidiary or affiliate thereof, any person employed by the Company or any subsidiary or affiliate thereof, whether or not such employee is a full time employee or a temporary employee of the Company or any subsidiary or affiliate thereof and whether or not such employment is for a determined period or is at will.

6. Ownership and Non-Disclosure and Non-Use of Confidential Information.

6.1 As used in this Agreement, “Confidential Information” shall mean all customer sales and marketing information, customer account records, proprietary methodologies, personnel information, pricing information, financial information, business plans, strategic plans and trade secrets concerning or relating to the business, accounts, customers, employees and affairs of the Company, or any subsidiary or affiliate thereof, , and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to the Company, but Confidential Information shall not include any of the foregoing to the extent that Venetia can show that the same (a) is or becomes publicly known through no fault or breach of this Agreement by Venetia, or (b) was received by Venetia from a third party without restrictions on disclosure and without breach by Venetia of any agreement or duty. Confidential Information shall also include information concerning any acquisition or business combinations considered by the Company.

6.2 Venetia acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. Upon request by the Company, and in any event upon the end of the Consulting Term, Venetia shall deliver to the Company all property belonging to the Company or any of its subsidiaries or affiliates, including, without limitation, all Confidential Information (and all embodiments thereof), then in her custody, control or possession.

6.3 Venetia agrees that she will not, either during the Consulting Term or at any time thereafter, without the prior written consent of the Company, use, disclose or make available any Confidential Information to any person or entity, nor shall she use, disclose, make available or cause to be used, disclosed or made available, or permit or allow, either on her own behalf or on behalf of others, any use or disclosure of such Confidential Information (a) other than in the proper performance of Venetia’s duties hereunder, or (b) unless required to do so by order of a court of law or at equity, by order of a governmental authority or agency or pursuant to a subpoena, after reasonable notice to the Company and an opportunity for the Company to contest, in each case to the fullest extent practicable.

7. Reasonableness of Restrictions. In the event that any provision relating to time period or geographic area of any restriction set forth in Sections 5 or 6 shall be declared by a court of competent jurisdiction to exceed the maximum time period or area of restriction that the court deems reasonable and enforceable, the time period or area of restriction which the court finds to be reasonable and enforceable shall be deemed to become, and thereafter shall be, the maximum time period or geographic area of such restriction.

8. Enforceability. Any provision of Sections 5 or 6 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by Venetia of any of the covenants contained in Sections 5 or 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, Venetia recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 5 or 6 of this Agreement, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

10. Termination; Compensation.

(a) Either party shall have the right to terminate the Consulting Term at any time.

(b) If the Consulting Term is terminated by the Company pursuant to Section 10(a) prior to the time at which it would otherwise have expired under Section 2 hereof for any reason other than Venetia’s breach of this Agreement, then Venetia shall remain entitled to the consideration due hereunder.

11. Prior Agreements. Venetia represents to the Company that: (a) other than those set forth in this Agreement, there are no agreements, arrangements or understandings, written or oral, with the Company with respect to her retention as a consultant, her employment, payment of compensation, or entitlement to benefits for herself, or her heirs or beneficiaries of any kind; (b) there are no restrictions, agreements or understandings whatsoever to which Venetia is a party or by which she is bound which would prevent or make unlawful her execution of this Agreement or her retention as a consultant hereunder; (c) her execution of this Agreement and her retention as a consultant hereunder do not constitute a breach of any contract, agreement or understanding, oral or written, to which she is a party or by which she is bound; and (d) she is free and able to execute this Agreement and to enter into the consulting arrangement hereunder on the terms and subject to the conditions hereof.

12. General Provisions.

12.1 Indulgences, Etc. Any failure or delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement will not operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence.

12.2 Notices. All notices, requests, demands and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given, made and received only when delivered (personally, by facsimile transmission or by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

To the Company:	Cognizant Technology Solutions Corporation
500 Glenpointe Centre West
Teaneck, New Jersey 07666
Attn: General Counsel
Facsimile: (201) 801-0243

To Venetia:

Any party may alter the address to which communications or copies are to be sent by giving notice of any change of address to the other party in conformity with the provisions of this paragraph for the giving of notice.

12.3 Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon Venetia, her heirs and legal representatives. The Company may assign this Agreement at any time to any affiliate, provided that such assignee assumes all of the obligations of the Company hereunder; Venetia may not assign this Agreement.

12.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

12.5 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

12.6 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

12.7 Remedies. The rights conferred upon the Company pursuant to Section 9 hereof shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

12.8 Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and will not affect its interpretation.

12.9 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding the choice of law rules thereof. The Company and Venetia each hereby irrevocably submit to the jurisdiction of the state or federal courts located in Bergen County, New Jersey in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

12.10 Survival. The provisions of Sections 5 through 12 hereof shall survive the termination of this Agreement to the extent necessary to effectuate the respective purposes of such provisions.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Lakshmi Narayanan
Name: Lakshmi Narayanan
Title: President and CEO

/s/ Venetia Kontogouris
Venetia Kontogouris